CONTACT:  Tandycrafts, Inc.
                                   Leo Taylor (817) 551-9600
                                   or
FOR IMMEDIATE RELEASE              Brian Edwards, Jeff Lambert
                                   Lambert, Edwards & Associates, Inc.
                                   (616) 233-0500 (mail@lambert-edwards.com)


                  TANDYCRAFTS ANNOUNCES SECOND QUARTER RESULTS

FORT WORTH, Texas, March 8, 2001 - Tandycrafts, Inc. (NYSE: TAC), the nation's #2 maker and marketer of picture frames and wall decor, today announced its operating results for the quarter ended December 31, 2000.

The Fort Worth, Texas-based company reported a net loss from continuing operations of $3.2 million, or $0.26 per share, on net sales of $27.9 million in the fiscal 2001 second quarter, compared to net income of $0.7 million, or $0.06 per share, on net sales of $29.4 million for the same period last year. For the six months ended December 31, 2000, Tandycrafts reported a net loss from continuing operations of $4.1 million, or $0.34 per share, on net sales of $51.4 million, compared to net income from continuing operations of $0.7 million, or $0.05 per share, on net sales of $53.9 million for the same period last year.

Tandycrafts said that demand for its frame products has remained consistent with last year. However, soft framed art sales and the bankruptcy of certain retail customers contributed to a 5% sales decline for the 2001 second quarter and six month periods. In addition to the sales decline, inefficiencies at Tandycrafts' manufacturing plant in Durango, Mexico and higher interest rates on its outstanding debt have negatively impacted Tandycrafts' profitability for the first six months of fiscal 2001.

Tandycrafts is focusing on increasing efficiencies at its Durango plant and has engaged a consulting organization with Mexican manufacturing expertise to advise Tandycrafts on improvements in its Durango operations. Tandycrafts has also implemented several cost reduction initiatives and continues to evaluate ways to improve cost effectiveness and operating efficiencies.

Tandycrafts also announced that it has engaged an investment banking firm to assist the Company in its efforts to refinance its existing credit facility. Tandycrafts' current revolving credit facility expires March 31, 2001. While Tandycrafts continues its efforts to obtain the refinancing, there can be no assurance that it will be able to secure such financing on a timely basis.
Until Tandycrafts completes its refinancing, its liquidity will continue to be limited. Failure to obtain such refinancing would have a material adverse effect on Tandycrafts' liquidity, operations, financial condition and ability to operate as a going concern. As a result of Tandycrafts' on-going efforts to obtain such refinancing, Tandycrafts has not filed its Annual Report on Form 10-K for fiscal year 2000 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 31, 2000. Tandycrafts intends to file these reports as soon as other priorities permit.

Tandycrafts also reported that it has been advised by the New York Stock Exchange (NYSE) that it currently falls below NYSE continued listing standards requiring total market capitalization of not less than $50 million and total stockholder's equity of not less than $50 million. The NYSE also notified Tandycrafts that it currently falls below NYSE continued listing standards requiring total market capitalization of not less than $15 million over a thirty
(30) day trading period. While Tandycrafts has exceeded these levels in the past, it does not do so at the present time.

As required by the NYSE, Tandycrafts will be submitting a plan to the NYSE Listing and Compliance Committee demonstrating how it plans to comply with the listing standards by the August 2002 deadline. If the Committee accepts the plan, Tandycrafts will be subject to quarterly monitoring for compliance with the plan. If the Committee does not accept the plan, Tandycrafts will be subject to NYSE trading suspension and delisting. Should Tandycrafts shares cease to be traded on the NYSE, Tandycrafts will pursue an alternative trading venue.

Tandycrafts, Inc. (www.tandycrafts.com) is the nation's #2 maker and marketer of frames and wall decor. Tandycrafts' products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers.

Statements in this news release which are not purely historical facts are forward looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Although Tandycrafts believes that the expectations in the forward looking statements are reasonable, Tandycrafts can give no assurance that such expectations or the forward looking statements will prove to be correct. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Tandycrafts' products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on Tandycrafts, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in Tandycrafts' periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, Tandycrafts undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements. The inclusion of any statement in this release does not constitute an admission by Tandycrafts or any other person that the events or circumstances described in such statement are material.

                                      ###



                                     TANDYCRAFTS, INC.
                                     AND SUBSIDIARIES

                               SELECTED FINANCIAL HIGHLIGHTS
                               -----------------------------
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

                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                ---------------------------     ---------------------------
                                DECEMBER 31,   DECEMBER 31,     DECEMBER 31,   DECEMBER 31,
                                    2000           1999             2000           1999
                                ------------   ------------     ------------   ------------


Net sales                       $     27,923   $     29,351     $     51,412   $     53,913

Operating costs and expenses:
  Cost of goods sold                  23,163         21,712           40,976         39,613
  Selling, general and
    administrative                     5,206          5,049            9,703          9,974
  Restructuring charge                     -              -                -              -
  Depreciation and amortization        1,097          1,051            2,149          1,718
                                ------------    -----------     ------------   ------------
    Total operating costs and
      expenses                        29,466         27,812           52,828         51,305

Operating income (loss)               (1,543)         1,539           (1,416)         2,608
Interest expense, net                  1,688            907            2,705          1,550
                                ------------    -----------     ------------   ------------

Loss before income tax                (3,231)           632           (4,121)         1,058
Income taxes expense                       -            (78)               -            403
                                ------------    -----------     ------------   ------------

Loss from continuing operations       (3,231)           710           (4,121)           655
                                ------------    -----------     ------------   ------------

Discontinued operations:
  Income (Loss) from discontinued
    operations, net applicable
    income taxes                      (1,481)          (649)         (1,871)           (724)
  Loss on disposal of discontinued
    operations, net applicable
    income taxes                         314              -             314               -
                                ------------    -----------     -----------    ------------
     Total income (loss) on
       discontinued operations        (1,167)          (649)         (1,557)           (724)
                                ------------    -----------     -----------    ------------


Net Loss                        $     (4,398)   $        61     $    (5,678)   $        (69)
                                ============    ===========     ===========    ============


Basic and diluted net loss per average
  common share:
  Continuing operations               ($0.26)         $0.06          ($0.34)          $0.05
                                       =====          =====           =====           =====
  Discontinued operations             ($0.10)        ($0.05)         ($0.13)         ($0.06)
                                       =====          =====           =====           =====
  Net loss per average comm share     ($0.36)         $0.01          ($0.47)         ($0.01)
                                       =====          =====           =====           =====


Weighted average common shares        12,261         12,005          12,233          12,008

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